UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2014
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Portfolio Recovery Associates, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Corporate Boulevard, Suite 100, Norfolk, Virginia	23502
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   888-772-7326
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(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2014 Annual Meeting of Shareholders (the "Annual Meeting") of Portfolio Recovery Associates, Inc. (the "Company") was held on May 29, 2014 at the Company's corporate headquarters in Norfolk, Virginia. As of April 4, 2014, the Record Date, 50,059,852 shares of the Company's common stock were entitled to vote, of which, 46,300,408 shares were voted. Matters submitted at the Annual Meeting and the results thereof are as follows:
Proposal 1 - Election of directors for a three-year term to expire at the 2017 Annual Meeting:

Name	Votes For	Votes Withheld
Scott M. Tabakin	40,933,824	865,398
James M. Voss	40,120,549	1,678,673
Marjorie M. Connelly	40,945,054	854,168
James A. Nussle	40,743,248	1,055,974
There were 4,501,186 broker non-votes.

Proposal 2 - Amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares:
Votes For/ Votes Against/ Abstain
39,604,738 / 2,063,117 / 131,366
There were 4,501,186 broker non-votes.

Proposal 3 - Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2014:
Votes For/ Votes Against/ Abstain
46,022,367 /134,892 / 143,149

Proposal 4 - Advisory vote on the Company's executive compensation:
Votes For/ Votes Against/ Abstain
41,224,375 / 415,358 / 159,489
There were 4,501,186 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.
(Registrant)
May 30, 2014	/s/ Kevin P. Stevenson
(Date)	Kevin P. Stevenson
Executive Vice President & Chief Financial Officer